CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-52272 on Form N-1A, of our reports dated December 30, 2025 relating to the financial statements and financial highlights of the TCW Core Fixed Income Fund, TCW Securitized Bond Fund, TCW Global Bond Fund, TCW Concentrated Large Cap Growth Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Conservative Allocation Fund, TCW Global Real Estate Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, TCW White Oak Emerging Markets Equity Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Information” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California

February 25, 2026